Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2011 FINANCIAL RESULTS

ITASCA, IL, July 26, 2011 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and six-month period ended June 30, 2011. A printer-friendly format and supplemental quarterly data is available at www.ajg.com. For a description of the measures used to report financial results in this earnings release, please see “Information Regarding Non-GAAP Measures” beginning on page 6.

“I am extremely pleased with our second quarter. Our financial results were strong; we posted another quarter of positive organic growth in both operating segments; our acquisition program is robust; our international presence is growing, especially with the acquisition of Heath Lambert; and we are doing a good job of controlling our expenses,” said J. Patrick Gallagher Jr., Chairman, President and CEO.

•

In our Brokerage segment during the second quarter, adjusted total revenues were up 16%, organic commissions and fee revenues up 2.1%, organic supplemental and contingent commissions up 7.7% and adjusted EBITDAC up 13%. In addition, we completed nine acquisitions, which will add approximately $185 million of annualized revenues.

•	In our Risk Management segment during the second quarter, adjusted total revenues were up 20%, organic fees up 5.9% and adjusted EBITDAC up 19%.

•

During the second quarter, our combined Brokerage and Risk Management segments posted 17% growth in adjusted total revenues, 3.7% organic growth in commissions, fees and supplemental commissions and 14% growth in adjusted EBITDAC.

“We’re also beginning to see some spots of market firming and our customers’ businesses seem more stable than a year ago. Looking forward, we are on track to exceed $2.0 billion in revenues in 2011 with nearly 25% of our revenues now coming from our international operations. Our global team is energized by our prospects for future growth and 2011 is shaping up to be an outstanding year.”

The following provides non-GAAP information that management believes is helpful when comparing 2011 revenues, EBITDAC and diluted net earnings (loss) per share with the same quarter and six-month period in 2010:

Quarter Ended June 30

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	2nd Q 11	2nd Q 10	Chg	2nd Q 11	2nd Q 10	Chg	2nd Q 11	2nd Q 10	Chg
	(in millions)			(in millions)
Continuing Operations
Brokerage, as adjusted	$401.3	$346.4	16%	$101.8	$89.9	13%	$0.41	$0.40	3%
Gains on book sales	2.5	0.6		2.5	0.6		0.01	—
Heath Lambert integration costs	—	—		(3.0)	—		(0.02)	—
Litigation settlement	—	—		—	(3.5)		—	(0.02)
Workforce & lease termination	—	—		(0.4)	(3.7)		—	(0.02)
Earnout related adjustments	—	—		(5.8)	—		(0.01)	—

Brokerage, as reported	403.8	347.0		95.1	83.3		0.39	0.36

Risk Management, as adjusted	133.5	111.4	20%	20.1	16.9	19%	0.09	0.08	13%
GAB Robins integration costs	—	—		(3.0)	—		(0.02)	—
Workforce & lease termination	—	—		(3.1)	(0.4)		(0.02)	—

Risk Management, as reported	133.5	111.4		14.0	16.5		0.05	0.08

Total Brokerage & Risk Management, as reported	537.3	458.4		109.1	99.8		0.44	0.44
Corporate, as reported	8.8	1.1		(7.7)	(3.5)		(0.07)	(0.04)

Total Continuing Operations, as reported	$546.1	$459.5		$101.4	$96.3		$0.37	$0.40

Discontinued Operations							—	0.02

Total Company, as reported							$0.37	$0.42

Total Brokerage & Risk Management, as adjusted	$534.8	$457.8	17%	$121.9	$106.8	14%	$0.50	$0.48	4%

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Six Months Ended June 30

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	6 Mths 11	6 Mths 10	Chg	6 Mths 11	6 Mths 10	Chg	6 Mths 11	6 Mths 10	Chg
	(in millions)			(in millions)
Continuing Operations
Brokerage, as adjusted	$717.6	$635.2	13%	$152.6	$134.4	14%	$0.56	$0.54	4%
Gains on book sales	3.6	1.5		3.6	1.5		0.02	0.01
Net supplemental commission timing (Note 6)	—	14.7		—	14.7		—	0.08
Heath Lambert integration costs	—	—		(3.0)	—		(0.02)	—
Litigation settlement	—	—		—	(3.5)		—	(0.02)
Workforce & lease termination	—	—		(1.9)	(4.2)		(0.01)	(0.02)
Earnout related adjustments	—	—		(5.8)	—		—	—

Brokerage, as reported	721.2	651.4		145.5	142.9		0.55	0.59

Risk Management, as adjusted	264.1	221.9	19%	40.6	35.5	14%	0.18	0.17	6%
GAB Robins integration costs	—	—		(7.2)	—		(0.04)	—
Workforce & lease termination	—	—		(4.2)	(0.4)		(0.02)	—

Risk Management, as reported	264.1	221.9		29.2	35.1		0.12	0.17

Total Brokerage & Risk Management, as reported	985.3	873.3		174.7	178.0		0.67	0.76
Corporate, as reported	8.2	68.6		(15.0)	(6.7)		(0.16)	(0.07)

Total Continuing Operations, as reported	$993.5	$941.9		$159.7	$171.3		$0.51	$0.69

Discontinued Operations							—	0.02

Total Company, as reported							$0.51	$0.71

Total Brokerage & Risk Management, as adjusted	$981.7	$857.1	15%	$193.2	$169.9	14%	$0.74	$0.71	4%

Brokerage Segment Second Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing certain components of 2011 organic revenues with the same periods in 2010 (in millions):

	2nd Q 11	2nd Q 10	6 Mths 11	6 Mths 10
Commissions and Fees
Commissions as reported	$296.0	$257.0	$521.7	$461.2
Fees as reported	81.8	68.5	140.9	123.4
Less commissions and fees from acquisitions	(42.3)	—	(63.0)	—
Levelized foreign currency translation	—	3.1	—	3.9

Organic commissions and fees	$335.5	$328.6	$599.6	$588.5

Organic change in commissions and fees	2.1%		1.9%

Supplemental Commissions
Supplemental commissions as reported	$14.0	$10.6	$27.5	$38.5
Less supplemental commissions from acquisitions	(0.1)	—	(0.7)	—
Timing items, net (Note 6)	—	—	—	(14.7)

Organic supplemental commissions	$13.9	$10.6	$26.8	$23.8

Organic change in supplemental commissions	31.1%		12.6%

Contingent Commissions
Contingent commissions as reported	$7.9	$8.7	$24.7	$24.2
Less contingent commissions from acquisitions	(1.0)	—	(2.9)	—

Organic contingent commissions	$6.9	$8.7	$21.8	$24.2

Organic change in contingent commissions	-20.7%		-9.9%

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Brokerage Segment Second Quarter Highlights (continued)

•	The following is a summary of brokerage acquisition activity for 2011 and 2010:

	2nd Q 11	2nd Q 10	6 Mths 11	6 Mths 10
Shares issued for acquisitions and earnouts	1,066,000	1,011,000	1,968,000	1,532,000
Number of acquisitions closed	9	5	13	8
Annualized revenues acquired (in millions)	$184.1	$38.6	$211.3	$44.2

•	Adjusted second quarter compensation ratio shown on page 8 was 1.0 pts lower than the same period in 2010. The ratio was primarily impacted by decreases in incentive compensation of 0.7 pts.

•

Adjusted second quarter operating expense ratio shown on page 8 was 1.6 pts higher than the same period in 2010. The ratio was primarily impacted by an increase in business insurance of 0.9 pts and the acquisition of Heath Lambert of 0.6 pts.

•

Second quarter 2011 includes adjustments to earnouts comprised of (a) $4.4 million of income, reported in the change in estimated earnout payables line, relating to net downward adjustments for prior year acquisitions as a result of revised earnout projections, and (b) $5.8 million of compensation expense relating to an acquisition where the sellers reallocated a portion of the earnout to current employees. Pursuant to ASC Subtopic 805-10-55, the portion of the reallocation is reported as compensation expense.

•	The following provides non-GAAP information that management believes is helpful when comparing 2011 EBITDAC and 2011 Adjusted EBITDAC to the same periods in 2010 (in millions):

	2nd Q 11	2nd Q 10	6 Mths 11	6 Mths 10
Total EBITDAC - see pages 8 and 10 for computation	$95.1	$83.3	$145.5	$142.9

Gains from books of business sales	(2.5)	(0.6)	(3.6)	(1.5)
Net supplemental commission timing (Note 6)	—	—	—	(14.7)
Heath Lambert integration costs	3.0	—	3.0	—
Earnout related compensation charge	5.8	—	5.8	—
Workforce related charges	0.4	3.2	1.9	3.6
Lease termination related charges	—	0.5	—	0.6
Litigation settlement	—	3.5	—	3.5

Adjusted EBITDAC	$101.8	$89.9	$152.6	$134.4

Adjusted EBITDAC change	13.2%		13.5%

Adjusted EBITDAC margin	25.4%	26.0%	21.3%	21.2%

Risk Management Segment Second Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing 2011 organic fee revenues with the same periods in 2010 (in millions):

	2nd Q 11	2nd Q 10	6 Mths 11	6 Mths 10
Domestic and international fees	$125.4	$107.1	$249.0	$214.0
International performance bonus fees	3.1	3.8	6.1	7.0
Adjusting fees related to international natural disasters	4.4	—	7.7	—

Fees as reported	132.9	110.9	262.8	221.0

Less fees from acquisitions	(11.7)	—	(23.2)	—
Levelized foreign currency translation	—	3.5	—	5.3

Organic fees	$121.2	$114.4	$239.6	$226.3

Organic change in fees	5.9%		5.9%

•

Adjusted second quarter compensation ratio shown on page 8 was 0.5 pts higher than the same period in 2010. The GAB Robins acquisition had the impact of decreasing the adjusted compensation ratio by 1.8 pts. This was primarily due to certain services provided by GAB Robins that require related revenues and operating expenses to be reflected gross, rather than net, in the statement of earnings. The adjusted compensation ratio was also impacted by increases in salaries of 1.6 pts and increased temporary labor of 0.8 pts.

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Risk Management Segment Second Quarter Highlights (continued)

•

Adjusted second quarter operating expense ratio shown on page 8 was 0.3 pts lower than the same period in 2010. The GAB Robins acquisition had the impact of increasing the adjusted operating ratio by 0.9 pts. This was primarily due to certain services provided by GAB Robins that require related revenues and operating expenses to be reflected gross, rather than net, in the statement of earnings. The adjusted operating expense ratio was also impacted by decreased business insurance of 1.1 pts.

•	The following provides non-GAAP information that management believes is helpful when comparing 2011 EBITDAC and 2011 Adjusted EBITDAC to the same periods in 2010 (in millions):

	2nd Q 11	2nd Q 10	6 Mths 11	6 Mths Q 10
Total EBITDAC - see pages 8 and 10 for computation	$14.0	$16.5	$29.2	$35.1

Workforce related charges	3.1	0.2	4.0	0.2
Lease termination related charges	—	0.2	0.2	0.2
GAB Robins integration costs	3.0	—	7.2	—
Levelized foreign currency translation	—	0.9	—	1.3

Adjusted EBITDAC	$20.1	$17.8	$40.6	$36.8

Adjusted EBITDAC change	12.9%		10.3%

Adjusted EBITDAC margin	15.1%	16.0%	15.4%	16.6%

Acquisition of Heath Lambert

On May 12, 2011, Gallagher acquired Heath Lambert. The following provides non-GAAP information that management believes is helpful when analyzing the impact of the Heath Lambert acquisition on Gallagher’s second quarter 2011 results and the potential future results estimated at the time of the acquisition using an assumed exchange rate of $1.65 to £1.00. Gallagher expects that it could take up to two years to fully integrate the Heath Lambert operations into its existing operations. Actual results will differ from the amounts estimated below based on actual performance and exchange rates in those future periods. Gallagher does not intend to update this information in the future.

(in millions)	Reported in 2nd Q 11	Estimated Results
		2nd Half 2011	2012	2013
Total revenues	$20.6	$67.0	$161.0	$167.0

Compensation	(11.5)	(43.0)	(94.0)	(95.0)
Compensation - integration costs	(1.2)	(4.0)	(4.0)	(2.0)
Operating	(5.7)	(16.0)	(40.0)	(38.0)
Operating - integration costs	(1.8)	(4.0)	(3.0)	(2.0)

EBITDAC	$0.4	$—	$20.0	$30.0

Adjusted EBITDAC (excludes integration costs)	$3.4	$8.0	$27.0	$34.0

Amortization	$0.5	$2.2	$4.4	$4.4

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Corporate Segment Second Quarter Highlights

The following provides non-GAAP information that management believes is helpful when comparing 2011 operating results for the Corporate Segment with the same periods in 2010 (in millions):

	2011			2010
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)
2nd Quarter
Interest and banking costs	$(11.3)	$4.5	$(6.8)	$(8.9)	$3.6	$(5.3)
Clean-energy ventures	(4.6)	4.6	—	(1.8)	4.7	2.9
Acquisition costs	(1.0)	—	(1.0)	(0.6)	0.2	(0.4)
Corporate	(1.5)	1.0	(0.5)	(1.0)	0.2	(0.8)

	$(18.4)	$10.1	$(8.3)	$(12.3)	$8.7	$(3.6)

Six Months
Interest and banking costs	$(21.6)	$8.6	$(13.0)	$(17.7)	$7.1	$(10.6)
Clean-energy ventures	(7.2)	6.8	(0.4)	(2.2)	8.7	6.5
Acquisition costs	(2.7)	0.5	(2.2)	(2.1)	0.8	(1.3)
Corporate	(3.8)	1.7	(2.1)	(2.2)	0.5	(1.7)

	$(35.3)	$17.6	$(17.7)	$(24.2)	$17.1	$(7.1)

•

Debt, interest and banking - Gallagher has $675.0 million of long-term borrowings outstanding under three private placement agreements, which are due and payable in various amounts in 2014 through 2023. Gallagher also maintains an unsecured line of credit of $500.0 million that expires July 14, 2014. There were $35.0 million of borrowings outstanding under Gallagher’s line of credit facility at June 30, 2011.

•	Clean-energy ventures - Gallagher owns positions in eight commercial clean-coal operations ($20.1 million of net carrying value at June 30, 2011):

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Gallagher owns approximately 25% of six of these operations. As previously announced, all six operations curtailed production in fourth quarter 2010 to perform testing routines in connection with applying for permanent regulatory operating permits. In January 2011, one operation received permanent regulatory permits, and in April 2011, two additional operations received permanent regulatory permits. These three operations produced refined coal during second quarter 2011. The three remaining operations are in the process of obtaining regulatory permits. Gallagher cannot predict with certainty when these operations will receive permanent regulatory permits. The three operations that have received permanent permits could together generate approximately $1.0 million of quarterly net earnings through 2019 at planned production levels. The three operations that have not yet received permits could together generate approximately $3.0 to $5.0 million of quarterly net earnings through 2019 at planned production levels.

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In addition, Gallagher owns 90% of two other operations, which as planned, did not produce refined coal in first or second quarter 2011 while Gallagher was seeking operating sites and potential co-investors for these operations. Gallagher is currently in negotiations for these two operations. Although Gallagher expects to have them in production by the end of 2011, Gallagher cannot predict with certainty when the negotiations will be complete, when sites will be secured or when permanent regulatory operating permits will be issued. If these two operations are running at planned levels, they together could generate up to $3.0 to $5.0 million of quarterly net earnings through 2019.

•	Acquisition costs - Consists of professional fees and other due diligence costs related to acquisitions.

•	Corporate - Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 39% to 41% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for second quarter was 36.7% in 2011 and 34.4% in 2010. The increase in the second quarter 2011 effective tax rate compared to the same period in 2010 was primarily the result of the impact of IRC Section 45 tax credits that were generated in 2010.

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Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, July 27, 2011 at 9:15 a.m. ET/8:15 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 16 countries and does business in more than 110 countries around the world through a network of correspondent brokers and consultants.

Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding future income and tax credits generated by Gallagher’s clean-energy operations, our corporate income tax rate, the integration of the Heath Lambert and GAB Robins acquisitions, the future revenue and earnings impact of acquisitions (including Heath Lambert), drivers of organic growth in the brokerage and risk management segments and anticipated future results or performance of any segment or the Company as a whole.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

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Changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, and the difficulties inherent in combining the cultures and systems of different companies could impact Gallagher’s integration of the Heath Lambert and GAB Robins acquisitions, future revenue and earnings impact of its acquisitions (including Heath Lambert), drivers of organic growth in the brokerage and risk management segments and anticipated future results or performance of any segment or the Company as a whole and,

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Uncertainties related to Gallagher’s IRC Section 45 investments, including uncertainties related to (i) receipt and maintenance of long-term permits to operate the facilities by Gallagher’s utility partners, (ii) Gallagher’s ability to find operating sites and co-investors for its non-operating clean-energy facilities, (iii) potential IRS challenges to Gallagher’s ability to claim tax credits under IRC Section 45, (iv) utilities’ future use of coal to generate electricity, (v) operational risks at Gallagher’s IRC Section 45 operations, (vi) business risks relating to Gallagher’s co-investors and partners, (vii) intellectual property risks, and (viii) environmental risks, could impact Gallagher’s future income and tax credits generated by its clean-energy operations and its future corporate tax rate.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments, organic change in commission, fee and supplemental commission revenues, adjusted revenues, expenses and net earnings, adjusted compensation expense ratio and adjusted operating expense ratio. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in the press release in order to conform them to the current year presentation.

Adjusted presentation - Gallagher believes that the adjusted presentation of 2011 and 2010 statements of earnings, presented on the following pages, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that will assist such persons in analyzing Gallagher operating results as they develop a future earnings outlook for Gallagher. The after tax amounts related to the adjustments were computed using the effective tax rate for each respective period.

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•

Adjusted revenues, expenses and net earnings - Gallagher defines these measures as revenues, expenses and earnings from continuing operations, respectively, each adjusted to exclude gains realized from sales of books of business, supplemental commission timing amounts, workforce related charges, lease termination related charges, acquisition related integration costs and litigation settlements, as applicable.

•	Adjusted ratios - Compensation expense ratio and operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures - Gallagher believes that each of EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, Adjusted EBITDAC margin and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC - Gallagher defines this measure as earnings from continuing operations before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin - Gallagher defines this measure as EBITDAC divided by total revenues.

•

Adjusted EBITDAC - Gallagher defines this measure as EBITDAC adjusted to exclude gains realized from sales of books of business, supplemental commission timing amounts, workforce related charges, lease termination related charges, acquisition related integration costs and litigation settlements.

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Adjusted EBITDAC margin - Gallagher defines this measure as Adjusted EBITDAC divided by total revenues, as adjusted to exclude gains realized from sales of books of business and supplemental commission timing amounts.

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Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments - Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of gains realized from sales of books of business, supplemental commission timing amounts, workforce related charges, lease termination related charges, acquisition related integration costs litigation settlements and the change in estimated acquisition earnout payables divided by diluted weighted average shares outstanding.

Organic Revenues - Organic change in commission, fee and supplemental commission revenues excludes the first twelve months of net commission, fee and supplemental commission revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2011 foreign exchange rates to the same periods in 2010.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that will be continuing in 2011 and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows financial statement users to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures for adjusted revenues, expenses and net earnings, EBITDAC (on pages 8 and 9), for Adjusted EBITDAC and Adjusted EBITDAC margin (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments), for Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments (on pages 1 and 2), and for organic change in commission, fee and supplemental commission revenues (on pages 2 and 3, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC (2) - 2nd Qtr Ended June 30,

(Unaudited - in millions except per share, percentage and workforce data)

	2nd Qtr Ended June 30, 2011			2nd Qtr Ended June 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Brokerage Segment
Commissions	$296.0	$—	$296.0	$257.0	$—	$257.0
Fees	81.8	—	81.8	68.5	—	68.5
Supplemental commissions (6)	14.0	—	14.0	10.6	—	10.6
Contingent commissions	7.9	—	7.9	8.7	—	8.7
Investment income and gains realized on books of business sales	4.1	(2.5)	1.6	2.2	(0.6)	1.6

Revenues	403.8	(2.5)	401.3	347.0	(0.6)	346.4

Compensation	239.2	(7.4)	231.8	206.7	(3.2)	203.5
Operating	69.5	(1.8)	67.7	57.0	(4.0)	53.0
Depreciation	5.4	—	5.4	4.9	—	4.9
Amortization	17.7	—	17.7	16.5	(2.3)	14.2
Change in estimated acquisition earnout payables	(2.5)	4.4	1.9	(0.9)	2.5	1.6

Expenses	329.3	(4.8)	324.5	284.2	(7.0)	277.2

Earnings from continuing operations before income taxes	74.5	2.3	76.8	62.8	6.4	69.2
Provision for income taxes	30.4	0.9	31.3	25.4	2.6	28.0

Earnings from continuing operations	$44.1	$1.4	$45.5	$37.4	$3.8	$41.2

Diluted earnings from continuing operations per share	$0.39	$0.02	$0.41	$0.36	$0.04	$0.40
Growth in diluted earnings from continuing operations per share	8%		3%	-12%		-6%
Growth - revenues	16%		16%	2%		2%
Organic change in commissions and fees (1)	2%		2%	-3%		-3%
Compensation expense ratio (4)	59%		58%	60%		59%
Operating expense ratio (5)	17%		17%	16%		15%
Effective tax rate	41%		41%	40%		40%
Workforce at end of period (includes acquisitions)	7,848		7,848	6,186		6,186

EBITDAC (2)
Earnings from continuing operations	$44.1	$1.4	$45.5	$37.4	$3.8	$41.2
Provision for income taxes	30.4	0.9	31.3	25.4	2.6	28.0
Depreciation	5.4	—	5.4	4.9	—	4.9
Amortization	17.7	—	17.7	16.5	(2.3)	14.2
Change in estimated acquisition earnout payables	(2.5)	4.4	1.9	(0.9)	2.5	1.6

EBITDAC	$95.1	$6.7	$101.8	$83.3	$6.6	$89.9

EBITDAC margin (3)	24%		25%	24%		26%
EBITDAC Growth	14%		13%	-7%		-2%

	2nd Qtr Ended June 30, 2011			2nd Qtr Ended June 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Risk Management Segment
Fees	$132.9	$—	$132.9	$110.9	$—	$110.9
Investment income	0.6	—	0.6	0.5	—	0.5

Revenues	133.5	—	133.5	111.4	—	111.4

Compensation	84.2	(3.9)	80.3	66.7	(0.2)	66.5
Operating	35.3	(2.2)	33.1	28.2	(0.2)	28.0
Depreciation	3.6	—	3.6	3.0	—	3.0
Amortization	0.6	—	0.6	0.1	—	0.1

Expenses	123.7	(6.1)	117.6	98.0	(0.4)	97.6

Earnings from continuing operations before income taxes	9.8	6.1	15.9	13.4	0.4	13.8
Provision for income taxes	3.9	2.4	6.3	5.3	0.2	5.5

Earnings from continuing operations	$5.9	$3.7	$9.6	$8.1	$0.2	$8.3

Diluted earnings from continuing operations per share	$0.05	$0.04	$0.09	$0.08	$—	$0.08
Growth in diluted earnings from continuing operations per share	-38%		13%	0%		0%
Growth (decline) - revenues	20%		20%	-2%		-2%
Organic change in fees	6%		6%	-3%		-3%
Compensation expense ratio (4)	63%		60%	60%		60%
Operating expense ratio (5)	26%		25%	25%		25%
Effective tax rate	40%		40%	40%		40%
Workforce at end of period (includes acquisitions)	4,219		4,219	3,605		3,605

EBITDAC (2)
Earnings from continuing operations	$5.9	$3.7	$9.6	$8.1	$0.2	$8.3
Provision for income taxes	3.9	2.4	6.3	5.3	0.2	5.5
Depreciation	3.6	—	3.6	3.0	—	3.0
Amortization	0.6	—	0.6	0.1	—	0.1

EBITDAC	$14.0	$6.1	$20.1	$16.5	$0.4	$16.9

EBITDAC margin (3)	10%		15%	15%		15%
EBITDAC Growth	-15%		19%	1%		3%

See notes to second quarter 2011 earnings release and non-GAAP financial measures on page 12 of 13.

(8 of 13)

Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC (2) - 2nd Qtr Ended June 30,

(Unaudited - in millions except share and per share data)

	2nd Qtr Ended June 30, 2011			2nd Qtr Ended June 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Corporate Segment
Revenues from consolidated clean coal facilities	$9.9	$—	$9.9	$0.1	$—	$0.1
Royalty income from clean coal licenses	0.5	—	0.5	0.8	—	0.8
Income from unconsolidated clean coal facilities	(1.2)	—	(1.2)	1.5	—	1.5
Other net revenues	(0.4)	—	(0.4)	(1.3)	—	(1.3)

Revenues	8.8	—	8.8	1.1	—	1.1

Cost of revenues from consolidated clean coal facilities	11.7	—	11.7	—	—	—
Compensation	1.4	—	1.4	2.4	—	2.4
Operating	3.4	—	3.4	2.2	—	2.2
Interest	10.6	—	10.6	8.7	—	8.7
Depreciation	0.1	—	0.1	0.1	—	0.1

Expenses	27.2	—	27.2	13.4	—	13.4

Loss from continuing operations before income taxes	(18.4)	—	(18.4)	(12.3)	—	(12.3)
Benefit for income taxes	(10.1)	—	(10.1)	(8.7)	—	(8.7)

Loss from continuing operations	$(8.3)	$—	$(8.3)	$(3.6)	$—	$(3.6)

Diluted loss from continuing operations per share	$(0.07)	$—	$(0.07)	$(0.04)	$—	$(0.04)

EBITDAC (2)
Loss from continuing operations	$(8.3)	$—	$(8.3)	$(3.6)	$—	$(3.6)
Benefit for income taxes	(10.1)	—	(10.1)	(8.7)	—	(8.7)
Interest	10.6	—	10.6	8.7	—	8.7
Depreciation	0.1	—	0.1	0.1	—	0.1

EBITDAC	$(7.7)	$—	$(7.7)	$(3.5)	$—	$(3.5)

	2nd Qtr Ended June 30, 2011			2nd Qtr Ended June 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Total Company
Commissions	$296.0	$—	$296.0	$257.0	$—	$257.0
Fees	214.7	—	214.7	179.4	—	179.4
Supplemental commissions (6)	14.0	—	14.0	10.6	—	10.6
Contingent commissions (6)	7.9	—	7.9	8.7	—	8.7
Investment income and gains realized on books of business sales	4.7	(2.5)	2.2	2.7	(0.6)	2.1
Revenues from clean coal activities	9.2	—	9.2	2.4	—	2.4
Other net revenues - Corporate	(0.4)	—	(0.4)	(1.3)	—	(1.3)

Revenues	546.1	(2.5)	543.6	459.5	(0.6)	458.9

Compensation	324.8	(11.3)	313.5	275.8	(3.4)	272.4
Operating	108.2	(4.0)	104.2	87.4	(4.2)	83.2
Cost of revenues from clean coal activities	11.7	—	11.7	—	—	—
Interest	10.6	—	10.6	8.7	—	8.7
Depreciation	9.1	—	9.1	8.0	—	8.0
Amortization	18.3	—	18.3	16.6	(2.3)	14.3
Change in estimated acquisition earnout payables	(2.5)	4.4	1.9	(0.9)	2.5	1.6

Expenses	480.2	(10.9)	469.3	395.6	(7.4)	388.2

Earnings from continuing operations before income taxes	65.9	8.4	74.3	63.9	6.8	70.7
Provision for income taxes	24.2	3.3	27.5	22.0	2.8	24.8

Earnings from continuing operations	41.7	5.1	46.8	41.9	4.0	45.9

Earnings (loss) on discontinued operations, net of income taxes	—	—	—	2.1	—	2.1

Net earnings	$41.7	$5.1	$46.8	$44.0	$4.0	$48.0

Diluted earnings from continuing operations per share	$0.37	$0.05	$0.42	$0.40	$0.04	$0.44
Diluted earnings (loss) on discontinued operations per share	—	—	—	0.02	—	0.02

Diluted net earnings per share	$0.37	$0.05	$0.42	$0.42	$0.04	$0.46

Dividends declared per share	$0.33		$0.33	$0.32		$0.32

EBITDAC (2)
Net earnings	$41.7	$5.1	$46.8	$44.0	$4.0	$48.0
Earnings (loss) on discontinued operations, net of income taxes	—	—	—	(2.1)	—	(2.1)

Earnings from continuing operations	41.7	5.1	46.8	41.9	4.0	45.9
Provision for income taxes	24.2	3.3	27.5	22.0	2.8	24.8
Interest	10.6	—	10.6	8.7	—	8.7
Depreciation	9.1	—	9.1	8.0	—	8.0
Amortization	18.3	—	18.3	16.6	(2.3)	14.3
Change in estimated acquisition earnout payables	(2.5)	4.4	1.9	(0.9)	2.5	1.6

EBITDAC	$101.4	$12.8	$114.2	$96.3	$7.0	$103.3

See notes to second quarter 2011 earnings release and non-GAAP financial measures on page 12 of 13.

(9 of 13)

Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC (2) - 6 Months Ended June 30,

(Unaudited - in millions except per share, percentage and workforce data)

	6 Months Ended June 30, 2011			6 Months Ended June 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Brokerage Segment
Commissions	$521.7	$—	$521.7	$461.2	$—	$461.2
Fees	140.9	—	140.9	123.4	—	123.4
Supplemental commissions (6)	27.5	—	27.5	38.5	(14.7)	23.8
Contingent commissions	24.7	—	24.7	24.2	—	24.2
Investment income and gains realized on books of business sales	6.4	(3.6)	2.8	4.1	(1.5)	2.6

Revenues	721.2	(3.6)	717.6	651.4	(16.2)	635.2

Compensation	449.2	(8.9)	440.3	398.2	(3.6)	394.6
Operating	126.5	(1.8)	124.7	110.3	(4.1)	106.2
Depreciation	10.1	—	10.1	9.5	—	9.5
Amortization	33.5	—	33.5	30.2	(2.3)	27.9
Change in estimated acquisition earnout payables	(1.7)	5.6	3.9	1.0	2.0	3.0

Expenses	617.6	(5.1)	612.5	549.2	(8.0)	541.2

Earnings from continuing operations before income taxes	103.6	1.5	105.1	102.2	(8.2)	94.0
Provision for income taxes	41.8	0.6	42.4	41.3	(3.3)	38.0

Earnings from continuing operations	$61.8	$0.9	$62.7	$60.9	$(4.9)	$56.0

Diluted earnings from continuing operations per share	$0.55	$0.01	$0.56	$0.59	$(0.05)	$0.54
Growth in diluted earnings from continuing operations per share	-6%		4%	-11%		-7%
Growth - revenues	11%		13%	3%		3%
Organic change in commissions and fees (1)	2%		2%	-4%		-4%
Compensation expense ratio (4)	62%		61%	61%		62%
Operating expense ratio (5)	18%		17%	17%		17%
Effective tax rate	40%		40%	40%		40%
Workforce at end of period (includes acquisitions)	7,848		7,848	6,186		6,186

EBITDAC (2)
Earnings from continuing operations	$61.8	$0.9	$62.7	$60.9	$(4.9)	$56.0
Provision for income taxes	41.8	0.6	42.4	41.3	(3.3)	38.0
Depreciation	10.1	—	10.1	9.5	—	9.5
Amortization	33.5	—	33.5	30.2	(2.3)	27.9
Change in estimated acquisition earnout payables	(1.7)	5.6	3.9	1.0	2.0	3.0

EBITDAC	$145.5	$7.1	$152.6	$142.9	$(8.5)	$134.4

EBITDAC margin (3)	20%		21%	22%		21%
EBITDAC Growth	2%		14%	-2%		1%

	6 Months Ended June 30, 2011			6 Months Ended June 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Risk Management Segment
Fees	$262.8	$—	$262.8	$221.0	$—	$221.0
Investment income	1.3	—	1.3	0.9	—	0.9

Revenues	264.1	—	264.1	221.9	—	221.9

Compensation	166.9	(7.9)	159.0	134.4	(0.2)	134.2
Operating	68.0	(3.5)	64.5	52.4	(0.2)	52.2
Depreciation	6.9	—	6.9	6.0	—	6.0
Amortization	1.2	—	1.2	0.3	—	0.3

Expenses	243.0	(11.4)	231.6	193.1	(0.4)	192.7

Earnings from continuing operations before income taxes	21.1	11.4	32.5	28.8	0.4	29.2
Provision for income taxes	8.3	4.5	12.8	11.5	0.2	11.7

Earnings from continuing operations	$12.8	$6.9	$19.7	$17.3	$0.2	$17.5

Diluted earnings from continuing operations per share	$0.12	$0.06	$0.18	$0.17	$—	$0.17
Growth in diluted earnings from continuing operations per share	-29%		6%	0%		0%
Growth (decline) - revenues	19%		19%	-2%		-2%
Organic change in fees	6%		6%	-4%		-4%
Compensation expense ratio (4)	63%		60%	61%		60%
Operating expense ratio (5)	26%		24%	24%		24%
Effective tax rate	39%		39%	40%		40%
Workforce at end of period (includes acquisitions)	4,219		4,219	3,605		3,605

EBITDAC (2)
Earnings from continuing operations	$12.8	$6.9	$19.7	$17.3	$0.2	$17.5
Provision for income taxes	8.3	4.5	12.8	11.5	0.2	11.7
Depreciation	6.9	—	6.9	6.0	—	6.0
Amortization	1.2	—	1.2	0.3	—	0.3

EBITDAC	$29.2	$11.4	$40.6	$35.1	$0.4	$35.5

EBITDAC margin (3)	11%		15%	16%		16%
EBITDAC Growth	-17%		14%	4%		2%

See notes to second quarter 2011 earnings release and non-GAAP financial measures on page 12 of 13.

(10 of 13)

Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC (2) - 6 Months Ended June 30,

(Unaudited - in millions except share and per share data)

	6 Months Ended June 30, 2011			6 Months Ended June 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Corporate Segment
Revenues from consolidated clean coal facilities	$9.9	$—	$9.9	$62.7	$—	$62.7
Royalty income from clean coal licenses	0.5	—	0.5	1.7	—	1.7
Income from unconsolidated clean coal facilities	(2.3)	—	(2.3)	0.7	—	0.7
Other net revenues	0.1	—	0.1	3.5	—	3.5

Revenues	8.2	—	8.2	68.6	—	68.6

Cost of revenues from consolidated clean coal facilities	11.7	—	11.7	64.0	—	64.0
Compensation	3.8	—	3.8	5.4	—	5.4
Operating	7.7	—	7.7	5.9	—	5.9
Interest	20.1	—	20.1	17.3	—	17.3
Depreciation	0.2	—	0.2	0.2	—	0.2

Expenses	43.5	—	43.5	92.8	—	92.8

Loss from continuing operations before income taxes	(35.3)	—	(35.3)	(24.2)	—	(24.2)
Benefit for income taxes	(17.6)	—	(17.6)	(17.1)	—	(17.1)

Loss from continuing operations	$(17.7)	$—	$(17.7)	$(7.1)	$—	$(7.1)

Diluted loss from continuing operations per share	$(0.16)	$—	$(0.16)	$(0.07)	$—	$(0.07)

EBITDAC (2)
Loss from continuing operations	$(17.7)	$—	$(17.7)	$(7.1)	$—	$(7.1)
Benefit for income taxes	(17.6)	—	(17.6)	(17.1)	—	(17.1)
Interest	20.1	—	20.1	17.3	—	17.3
Depreciation	0.2	—	0.2	0.2	—	0.2

EBITDAC	$(15.0)	$—	$(15.0)	$(6.7)	$—	$(6.7)

	6 Months Ended June 30, 2011			6 Months Ended June 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Total Company
Commissions	$521.7	$—	$521.7	$461.2	$—	$461.2
Fees	403.7	—	403.7	344.4	—	344.4
Supplemental commissions (6)	27.5	—	27.5	38.5	(14.7)	23.8
Contingent commissions (6)	24.7	—	24.7	24.2	—	24.2
Investment income and gains realized on books of business sales	7.7	(3.6)	4.1	5.0	(1.5)	3.5
Revenues from clean coal activities	8.1	—	8.1	65.1	—	65.1
Other net revenues - Corporate	0.1	—	0.1	3.5	—	3.5

Revenues	993.5	(3.6)	989.9	941.9	(16.2)	925.7

Compensation	619.9	(16.8)	603.1	538.0	(3.8)	534.2
Operating	202.2	(5.3)	196.9	168.6	(4.3)	164.3
Cost of revenues from clean coal activities	11.7	—	11.7	64.0	—	64.0
Interest	20.1	—	20.1	17.3	—	17.3
Depreciation	17.2	—	17.2	15.7	—	15.7
Amortization	34.7	—	34.7	30.5	(2.3)	28.2
Change in estimated acquisition earnout payables	(1.7)	5.6	3.9	1.0	2.0	3.0

Expenses	904.1	(16.5)	887.6	835.1	(8.4)	826.7

Earnings from continuing operations before income taxes	89.4	12.9	102.3	106.8	(7.8)	99.0
Provision for income taxes	32.5	5.1	37.6	35.7	(3.1)	32.6

Earnings from continuing operations	56.9	7.8	64.7	71.1	(4.7)	66.4

Earnings (loss) on discontinued operations, net of income taxes	—	—	—	2.1	—	2.1

Net earnings	$56.9	$7.8	$64.7	$73.2	$(4.7)	$68.5

Diluted earnings from continuing operations per share	$0.51	$0.07	$0.58	$0.69	$(0.05)	$0.64
Diluted earnings (loss) on discontinued operations per share	—	—	—	0.02	—	0.02

Diluted net earnings per share	$0.51	$0.07	$0.58	$0.71	$(0.05)	$0.66

Dividends declared per share	$0.66		$0.66	$0.64		$0.64

EBITDAC (2)
Net earnings	$56.9	$7.8	$64.7	$73.2	$(4.7)	$68.5
Earnings (loss) on discontinued operations, net of income taxes	—	—	—	(2.1)	—	(2.1)

Earnings from continuing operations	56.9	7.8	64.7	71.1	(4.7)	66.4
Provision for income taxes	32.5	5.1	37.6	35.7	(3.1)	32.6
Interest	20.1	—	20.1	17.3	—	17.3
Depreciation	17.2	—	17.2	15.7	—	15.7
Amortization	34.7	—	34.7	30.5	(2.3)	28.2
Change in estimated acquisition earnout payables	(1.7)	5.6	3.9	1.0	2.0	3.0

EBITDAC	$159.7	$18.5	$178.2	$171.3	$(8.1)	$163.2

See notes to second quarter 2011 earnings release and non-GAAP financial measures on page 12 of 13.

(11 of 13)

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	June 30, 2011	Dec 31, 2010

Cash and cash equivalents	$263.2	$249.8
Restricted cash	732.9	599.7
Premiums and fees receivable	1,292.9	750.1
Other current assets	127.0	126.4

Total current assets	2,416.0	1,726.0

Fixed assets - net	87.7	75.8
Deferred income taxes	234.1	245.2
Other noncurrent assets	208.8	181.8
Goodwill - net	1,072.9	883.7
Amortizable intangible assets - net	562.4	483.5

Total assets	$4,581.9	$3,596.0

Premiums payable to insurance and reinsurance companies	$1,927.8	$1,250.3
Accrued compensation and other accrued liabilities	216.1	226.5
Unearned fees	64.5	60.5
Other current liabilities	43.7	40.0
Corporate related borrowings - current	35.0	—

Total current liabilities	2,287.1	1,577.3

Corporate related borrowings - noncurrent	675.0	550.0
Other noncurrent liabilities	417.0	362.0

Total liabilities	3,379.1	2,489.3

Stockholders’ equity:
Common stock - issued and outstanding	112.2	108.4
Capital in excess of par value	615.6	507.8
Retained earnings	471.3	488.3
Accumulated other comprehensive earnings	3.7	2.2

Total stockholders’ equity	1,202.8	1,106.7

Total liabilities and stockholders’ equity	$4,581.9	$3,596.0

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
OTHER INFORMATION	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Basic weighted average shares outstanding (000s)	111,052	104,417	110,158	103,577
Diluted weighted average shares outstanding (000s)	111,826	104,648	111,093	103,771
Common shares repurchased (000s)	27	6	36	15
Common shares issued for acquisitions and earnouts (000s)	1,066	1,011	1,968	1,532
Number of acquisitions closed	9	5	13	8
Annualized revenues acquired (in millions)	$184.1	$38.6	$211.3	$44.2
Workforce at end of period (includes acquisitions) (000s)			12,315	10,034

Notes to Second Quarter 2011 Earnings Release

Non-GAAP Financial Measures (See “Information Regarding Non-GAAP Measures” on page 6 of 13 above)

(1)	Organic change in commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and supplemental commission revenues and the period over period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying current period foreign exchange rates to the same periods in the prior year.

(2)	EBITDAC represents earnings from continuing operations before interest, income taxes, depreciation, amortization and change in estimated acquisition earnout payables.
(3)	Represents EBITDAC divided by total revenues.

Other

(4)	Represents compensation expense divided by total revenues.
(5)	Represents operating expenses divided by total revenues.
(6)	Reported supplemental commission revenues recognized in 2011, 2010 and 2009 by quarter are shown in the financial supplement. As previously disclosed, many insurance carriers now provide sufficient information for Gallagher to recognize supplemental commission revenues on a quarterly basis for a majority of its 2011 and 2010 supplemental commission arrangements. However, in 2009 and prior years, most carriers only provided this information on an annual basis after the end of the contract period. Accordingly, the 2010 amounts reported in the table include both a full year of 2009 supplemental commission revenues and 2010 supplemental commission revenues that were recognized by Gallagher on a quarterly basis. This situation should not occur again in 2011 and later years as Gallagher anticipates that most of the carriers will continue to provide information on a quarterly basis sufficient to allow recognition of revenues in a similar manner in future quarters.

(12 of 13)

Notes to Second Quarter 2011 Earnings Release (continued)

(6)	(Continued) The reported and adjusted supplemental commissions for 2011, 2010, 2009 and 2008 are as follows (in millions):

	Q1	Q2	Q3	Q4	Full Year
2011
Reported supplemental commissions	$13.5	$14.0			$27.5
Reported contingent commissions	16.8	7.9			24.7

Reported supplemental and contingent commissions	$30.3	$21.9			$52.2

2010
Reported supplemental commissions	$27.9	$10.6	$10.2	$12.1	$60.8
Adjustment as if supplemental commission information was provided on a quarterly basis	(14.7)	—	—	—	(14.7)

Adjusted supplemental commissions	13.2	10.6	10.2	12.1	46.1
Reported contingent commissions	15.5	8.7	9.5	3.1	36.8

Adjusted supplemental and reported contingent commissions	$28.7	$19.3	$19.7	$15.2	$82.9

2009
Reported supplemental commissions	$15.7	$5.8	$4.5	$11.4	$37.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(8.2)	4.4	5.3	(0.1)	1.4

Adjusted supplemental commissions	7.5	10.2	9.8	11.3	38.8
Reported contingent commissions	13.8	6.0	5.8	2.0	27.6

Adjusted supplemental and reported contingent commissions	$21.3	$16.2	$15.6	$13.3	$66.4

2008
Reported supplemental commissions	$6.4	$3.3	$5.1	$5.6	$20.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(1.6)	3.0	2.4	2.3	6.1

Adjusted supplemental commissions	4.8	6.3	7.5	7.9	26.5
Reported contingent commissions	11.5	5.0	7.2	1.6	25.3

Adjusted supplemental and reported contingent commissions	$16.3	$11.3	$14.7	$9.5	$51.8

Contact: Marsha Akin

Investor Relations - 630-285-3501

marsha_akin@ajg.com

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